Luxfer Announces Fourth Quarter and Full Year 2023 Financial Results and Provides Full Year 2024 Guidance • Fourth Quarter financial results were ahead of company expectations on demand uptick in Gas Cylinders and improved cost structure • Net cash provided from continuing operations for the year was $26.2 million, an increase of $10.4 million versus the prior year; free cash flow from continuing operations was $16.8 million, an increase of $9.3 million versus the prior year • 2024 guidance, excluding Graphic Arts, is for adjusted sales to be -3% to +1%, improving in the second half of the year, with adjusted EBITDA of $42M to $46M, adjusted EPS of $0.70 to $0.85, and free cash flow of $20M to $24M • Initial results from strategic review process included the initiation of a sale process for Graphic Arts as well as identification of wider strategic optionality MILWAUKEE, WI, February 27, 2024 -- Business Wire -- Luxfer Holdings PLC (NYSE: LXFR) (“Luxfer” or the “Company”), a global industrial company innovating niche applications in materials engineering, today announced financial results for the fourth quarter and full year, ended December 31, 2023. “Luxfer’s performance was hampered in 2023 by challenging high raw material prices in magnesium and carbon fiber, coupled with continued weakness in global industrial demand which primarily impacted the second half of the year”, commented Luxfer’s Chief Executive Officer, Andy Butcher. “Even with these headwinds, the Luxfer team executed effective cost mitigation and cash conservation programs to deliver strong free cash flow in the second half and achieved sequentially lower net debt. I was encouraged that we were able to deliver fourth quarter revenue and adjusted EPS significantly ahead of our previous expectations, giving us good momentum as we enter the new year. In addition, we finished the year and entered 2024 on several notable highs, including signing new agreements with major SCBA customers, confirming insurance coverage for our ongoing legal matter, and anticipating benefit from improved magnesium supply. “I am also pleased with the momentum and progress made in our strategic review process, which we announced in October. We have identified key actions, including the initiation of a sale process for Graphic Arts, and I am excited to share these with the investment community here and during our fourth quarter and full year earnings conference call.” Mr. Butcher closed by saying, “Looking ahead, we will continue to proactively pursue opportunities to improve profitability and liquidity while delivering a compelling customer value proposition across our markets. While we do not believe the current demand landscape will change immediately for our Elektron business, we expect some gradual improvement, and we feel good about the outlook of our key end markets as we are positioned to capture opportunities linked to the demand for clean energy applications.” Fourth Quarter and Full Year 2023 Consolidated Results (Adjusted results exclude Graphic Arts) GAAP Net Sales declined 17.8% to $95.9 million. Adjusted Net Sales in the fourth quarter of 2023 decreased 17.4% to $87.8 million compared to a strong prior year quarter; the decline was primarily driven by lower volume and mix of $26.9 million partially offset by favorable pricing impact of $7.2 million and foreign exchange of $1.2 million.

Fourth quarter GAAP gross profit declined $5.2 million to $16.7 million. Adjusted gross profit decreased $2.3 million to $16.7 million from $19.0 million, primarily driven by lower demand in key end markets and input cost inflation. Adjusted gross profit margin increased 110bps to 19.0% compared to 17.9% in the prior year quarter. Fourth quarter GAAP net loss from continuing operations was $6.5 million, or a loss of $0.24 per diluted share, impacted by a $12.7 million write down in Graphic Arts, compared to net income of $6.2 million, or $0.23 per diluted share, in the prior year quarter. Adjusted Net Income was $3.6 million or adjusted diluted per share of $0.13. Excluding Graphic Arts, adjusted EBITDA of $8.1 million decreased 27.7%, from $11.2 million in the prior year quarter. Continued end market weakness negatively impacted by $9.4 million along with foreign exchange impact of $1.1 million and higher material inflation of $1.6 million. However improved pricing strategy benefited the business by $7.2 million and cost reduction/other was favorable by $1.8M Full-year GAAP Net sales declined 4.3% to $405.0 million from the prior year. Adjusted net sales decreased 2.9% to $373.5 million from $384.7 million in the prior year, primarily driven from lower volume and mix of $38.4 million and negative foreign exchange impact of $0.6 million partially offset by favorable pricing impact of $27.8 million. Full-year GAAP net loss from continuing operations declined to $2.6 million, or a loss of $0.10 per diluted share, compared to net income of $32.0 million, or $1.16 per diluted share. Excluding Graphic Arts, adjusted net income for the full year was $21.6 million, or $0.80 per diluted share, compared to $32.8 million, or $1.19 per diluted share. Adjusted EBITDA of $43.3 million decreased $12.0 million from $55.3 million. End market weakness negatively impacted by $15.8 million along with foreign impact of $1.6 million, higher material inflation of $16.7 and cost reduction / other of $5.7 million. However, an improved pricing strategy more than offset material inflation, and benefited the business by $27.8 million. Strategic Review In October, the Company announced an acceleration and expansion of its annual strategic review process, with the goal of driving improved financial performance and identifying opportunities to maximize value. For this comprehensive review process the Board of Directors engaged Deutsche Bank. This review reached three notable initial decisions: • Firstly, Graphic Arts no longer aligns with Luxfer’s value proposition, hence we are initiating a sale process with the intention of divesting this business in 2024. • Secondly, we determined that both Gas Cylinders and Elektron can deliver attractive long-term profitable growth driven by increasing end market demand, lower costs, and further improved competitive positioning. We are committed to executing our plan for these businesses and delivering improved operating performance. • Thirdly, at an overall Luxfer level, the review concluded that there are no material strategic synergies between Gas Cylinders and Elektron. Although the current market environment may limit separation alternatives to deliver appropriate value commensurate with the expected improved operating performance in both businesses, we will continue to monitor market conditions and evaluate alternatives to drive shareholder value.

Fourth Quarter 2023 Segment Results * Elektron Segment • Net sales decreased $18.4 million to $36.1 million from $54.5 million, driven primarily by lower volume/mix of $19.9 million partially offset by improved pricing of $1.3 million and foreign exchange of $0.2 million • Gross Profit declined 50% to $7.3 million; Gross Margins of 20.2% • Adjusted EBITDA decreased to $1.6 million from $8.2 million Gas Cylinders Segment • Net sales of $51.7 million were relatively flat in the prior quarter, lower volume demand of $7.0 million offset by improved pricing of $5.9 and foreign exchange of $1.0 million • Gross Profit increased 113.6% to $9.4 from $4.4 million; Gross Margins of 18.2% • Adjusted EBITDA of $6.5 million increased $3.5 million from $3.0 million due to improved pricing of $5.9 million offset partially by $1.2 raw material inflation; $1.1 million of lower volume and $0.2 foreign exchange *Comparative information is relative to prior-year fourth quarter and excludes Graphic Arts segment Capital Resources and Liquidity • Net cash provided from continuing operations for the year ended December 31, 2023, was $26.2 million, an increase of $10.4 million versus the prior year • Free cash flow from continuing operations excluding Graphic Arts was $16.8 million, an increase of $9.3 million versus the prior year (defined as cash provided by operating activities less capital expenditures and comprised of continuing operations) • During the year ended December 31, 2023, we deployed $2.7 million toward share repurchases, including $0.5 million in the current quarter, and paid $14.0 million in cash dividends, including $3.5 million in the current quarter • On December 31, 2023, net debt totaled $69.9 million, resulting in a net debt to adjusted EBITDA ratio excluding Graphic Arts of 1.6x 2024 Outlook Further details and assumptions regarding the 2024 guidance will be discussed on the fourth quarter and full-year earnings teleconference at 8:30 a.m. ET on Wednesday February 28, 2024. • Sales Growth -3% to +1% • Adjusted EBITDA $42M to $46M • Adjusted EPS $0.70 to $0.85 • Free Cash Flow $20M to $24M * The 2024 Full Year outlook assumes divestiture of Graphic Arts business, with potential net upside from recovery of insurance legal costs

2024 Upcoming Events Conferences and NDR Schedule for Q1 2024 • 36th Annual ROTH MKM Conference, Dana Point, CA, March 18th - 19th Conference Call Information Luxfer will conduct an investor teleconference at 8:30 a.m. ET Wednesday February 28, 2024. Investors can access this conference via any of the following: • Webcast can be accessed by clicking on the Investors link at the top of Luxfer’s website. • Live Telephone: Call 800-343-4136 within the U.S. or +1 203-518-9814 outside the U.S. Please join the call at least 15 minutes before the start time (Conference ID:LXFRQ423). • Webcast Replay: Available on Luxfer’s website beginning at approximately 4:30 p.m. Eastern Time on February 28, 2024. • Telephone Replay: Call 888-269-5322 within the U.S. or +1 402-220-7324 outside the U.S. (for both U.S. and outside the U.S. access code is 6639). • Presentation Material and Podcast: Earnings presentation material and podcasts can be accessed through the Investors portion of the Company’s website at luxfer.com under Quarterly Reports and Presentations. Non-GAAP Financial Measures Luxfer Holdings PLC prepares its financial statements using U.S. Generally Accepted Accounting Principles (GAAP). When a company discloses material information containing non-GAAP financial measures, SEC regulations require that the disclosure include a presentation of the most directly comparable GAAP measure and a reconciliation of the GAAP and non-GAAP financial measures. Management’s inclusion of non-GAAP financial measures in this release is intended to supplement, not replace, the presentation of the financial results in accordance with GAAP. Luxfer management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and understand the Company’s performance. In addition, management may utilize non-GAAP financial measures as a guide in the Company’s forecasting, budgeting, and long-term planning process. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP. With respect to the Company’s 2024 adjusted earnings per share guidance, the Company is not able to provide a reconciliation of the non-GAAP financial measure to GAAP because it does not provide specific guidance for the various extraordinary, nonrecurring, or unusual charges and other certain items. These items have not yet occurred, are out of the Company’s control, and/or cannot be reasonably predicted. As a result, reconciliation of the non-GAAP guidance measure to GAAP is not available without unreasonable effort, and the Company is unable to address the probable significance of the unavailable information.

Forward-Looking Statements This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Examples of such forward-looking statements include but are not limited to: (i) statements regarding the Company’s results of operations and financial condition; (ii) statements of plans, objectives or goals of the Company or its management, including those related to financing, products, or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “forecasts,” and “plans,” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that the predictions, forecasts, projections, and other forward-looking statements will not be achieved. The Company cautions that several important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates, and intentions expressed in such forward-looking statements. These factors include but are not limited to: (i) lower than expected future sales; (ii) increasing competitive industry pressures; (iii) general economic conditions or conditions affecting demand for the products and services it offers, both domestically and internationally; (iv) worldwide economic and business conditions and conditions in the industries in which the Company operates; (v) geopolitcal issues (vi) fluctuations in the cost of raw materials, utilities, and other inputs; (vii) currency fluctuations and hedging risks; (viii) the Company’s ability to protect its intellectual property; (ix) the significant amount of indebtedness the Company has incurred and may incur and the obligations to service such indebtedness and to comply with the covenants contained therein; and (x) risks related to the impact of COVID-19. The Company cautions that the foregoing list of important factors is not exhaustive. These factors are more fully discussed in the sections entitled “Forward-Looking Statements” and “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the U.S. Securities and Exchange Commission on February 27, 2024. When relying on forward-looking statements to make decisions with respect to the Company, investors and others should carefully consider the foregoing factors and other uncertainties and events. Forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise any such statement, whether because of new information, future events, or otherwise. About Luxfer Holdings PLC Luxfer is a global industrial company innovating niche applications in materials engineering. Using its broad array of proprietary technologies, Luxfer focuses on value creation, customer satisfaction, and demanding applications where technical know-how and manufacturing expertise combine to deliver a superior product. Luxfer’s high-performance materials, components, and high-pressure gas containment devices are used in defense and emergency response, clean energy, healthcare, transportation, and general industrial applications. For more information, please visit www.luxfer.com. Luxfer is listed on the New York Stock Exchange and its ordinary shares trade under the symbol LXFR. Contact Information Kevin Cornelius Grant Vice President of Investor Relations and Business Development Kevin.Grant@luxfer.com

LUXFER HOLDINGS PLC

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Fourth Quarter		Years ended	
In millions, except share and per-share data	**2023**	**2022**	**2023**	**2022**
Net sales	**$ 95.9**	$ 116.7	**$ 405.0**	$ 423.4
Cost of sales	**(79.2)**	(94.8)	**(328.4)**	(328.4)
Gross profit	**16.7**	21.9	**76.6**	95.0
Selling, general and administrative expenses	**(12.1)**	(10.6)	**(48.7)**	(43.1)
Research and development	**(1.2)**	(1.4)	**(4.6)**	(4.9)
Restructuring charges	**(2.0)**	0.1	**(6.4)**	(1.9)
Impairment charges	**(12.7)**	—	**(12.7)**	—
Acquisitions and disposals costs	**—**	—	**—**	(0.3)
Operating (loss) / income	**(11.3)**	10.0	**4.2**	44.8
Net interest expense	**(1.6)**	(1.2)	**(6.3)**	(3.9)
Defined benefit pension credit / (charge)	**0.4**	(0.8)	**(7.6)**	0.1
(Loss) / income before income taxes	**(12.5)**	8.0	**(9.7)**	41.0
Credit / (provision) for income taxes	**6.0**	(1.8)	**7.1**	(9.0)
Net (loss) / income from continuing operations	**(6.5)**	6.2	**(2.6)**	32.0
Income / (loss) from discontinued operations, net of tax	**0.7**	(4.2)	**0.7**	(5.1)
Net (loss) / income	**$ (5.8)**	$ 2.0	**$ (1.9)**	$ 26.9
(Loss) / earnings per share[(1)]				
Basic from continuing operations	**(0.24)**	0.23	**(0.10)**	1.17
Basic from discontinued operations	**0.03**	(0.16)	**0.03**	(0.19)
Basic	**$ (0.22)**	$ 0.07	**$ (0.07)**	$ 0.99
Diluted from continuing operations	**(0.24)**	0.23	**(0.10)**	1.16
Diluted from discontinued operations	**0.03**	(0.15)	**0.03**	(0.19)
Diluted	**$ (0.22)**	$ 0.07	**$ (0.07)**	$ 0.98
Weighted average ordinary shares outstanding				
Basic	**26,848,665**	27,030,516	**26,897,556**	27,304,847
Diluted	**26,888,034**	27,482,347	**27,020,959**	27,541,202

[(1)] *The* calculation of earnings per share is performed separately for continuing and discontinued operations. As a result, the sum of the two in any particular period may not equal the earnings-per-share amount in total.

LUXFER HOLDINGS PLC CONSOLIDATED BALANCE SHEETS (UNAUDITED) December 31, In millions, except share and per-share data 2023 2022 Current assets Cash and cash equivalents $ 2.3 $ 12.6 Restricted cash 0.3 0.3 Accounts and other receivables, net of allowances of $0.7 and $0.4, respectively 59.9 67.8 Inventories 95.9 111.1 Current assets held-for-sale 8.9 9.3 Other current assets 1.5 — Total current assets 168.8 201.1 Non-current assets Property, plant and equipment, net 63.8 77.7 Right-of-use assets from operating leases 15.4 19.8 Goodwill 67.5 65.6 Intangibles, net 12.0 12.5 Deferred tax assets 3.9 3.0 Pensions and other retirement benefits 40.3 27.0 Investments and loans to joint ventures and other affiliates 0.4 0.4 Total assets $ 372.1 $ 407.1 Current liabilities Current maturities of long-term debt and short-term borrowings $ 4.6 $ 25.0 Accounts payable 26.5 37.8 Accrued liabilities 20.9 29.4 Taxes on income — 1.8 Current liabilities held-for-sale 3.9 5.0 Other current liabilities 8.9 11.2 Total current liabilities 64.8 110.2 Non-current liabilities Long-term debt 67.6 56.2 Pensions and other retirement benefits 0.1 4.5 Deferred tax liabilities 10.2 9.9 Other non-current liabilities 16.8 19.0 Total liabilities $ 159.5 $ 199.8 Commitments and contingencies Shareholders' equity Ordinary shares of £0.50 par value; authorized 40,000,000 shares for 2023 and 2022; issued and outstanding 28,944,000 shares for 2023 and 2022 $ 26.5 $ 26.5 Deferred shares of £0.0001 par value; authorized, issued and outstanding 0 shares for 2022 — — Additional paid-in capital 223.5 221.4 Treasury shares (22.9) (20.4) Company shares held by ESOP (0.9) (1.0) Retained earnings 104.3 120.2 Accumulated other comprehensive loss (117.9) (139.4) Total shareholders' equity $ 212.6 $ 207.3 Total liabilities and shareholders' equity $ 372.1 $ 407.1

LUXFER HOLDINGS PLC CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) Years Ended December 31, In millions 2023 2022 Operating activities Net (loss) / income $ (1.9) $ 26.9 Net (income) / loss from discontinued operations (0.7) 5.1 Net (loss) / income from continuing operations (2.6) 32.0 Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities Equity in loss of affiliates — Depreciation 11.9 12.9 Amortization of purchased intangible assets 0.8 0.7 Amortization of debt issuance costs 0.4 0.5 Share-based compensation charge 2.8 2.5 Deferred income taxes (0.6) 8.7 Loss on disposal of business — 1.0 Asset impairment charges and non-cash restructuring charges 15.9 — Defined benefit pension expense 7.9 0.1 Defined benefit pension contributions (2.3) (0.4) Changes in assets and liabilities, net of effects of business acquisitions Accounts and notes receivable 16.6 (27.2) Inventories 16.6 (25.0) Current assets held-for-sale 1.0 (3.3) Other current assets (1.5) — Accounts payable (19.0) 21.3 Accrued liabilities (9.2) 2.4 Current liabilities held-for-sale 0.5 0.9 Other current liabilities (4.3) (8.8) Other non-current assets and liabilities (8.7) (2.5) Net cash provided by operating activities - continuing 26.2 15.8 Net cash provided by operating activities - discontinued 0.1 0.1 Net cash provided by operating activities 26.3 15.9 Investing activities Capital expenditures (9.4) (8.3) Proceeds from sale of property, plant and equipment — 3.7 Settlements from sale of businesses — (1.0) Net cash used for investing activities - continuing (9.4) (5.6) Net cash used for investing activities - discontinued (0.1) (0.1) Net cash used for investing activities (9.5) (5.7) Financing activities Repayment of loan notes (25.0) — Net drawdown of long-term borrowings 10.2 24.8 Drawdown of bank overdraft 4.6 — Debt issuance costs (0.2) — Dividends paid (14.0) (14.2) Share-based compensation cash paid (0.4) (1.4) Repurchase of deferred shares — (0.1) Repurchase of ordinary shares (2.7) (11.1) Net cash used for financing activities (27.5) (2.0) Effect of exchange rate changes on cash and cash equivalents 0.4 (1.7) Net (decrease) / increase (10.3) 6.5 Cash, cash equivalents and restricted cash; beginning of year 12.9 6.4 Cash, cash equivalents and restricted cash; end of year $ 2.6 $ 12.9 Supplemental cash flow information: Interest payments $ 6.1 $ 4.0 Income tax payments 3.3 0.6

LUXFER HOLDINGS PLC

SUPPLEMENTAL INFORMATION
SEGMENT INFORMATION (UNAUDITED)

	Net sales				Adjusted EBITDA			
	Fourth Quarter		Year-to-date		Fourth Quarter		Year-to-date	
In millions	**2023**	**2022**	**2023**	**2022**	**2023**	**2022**	**2023**	**2022**
Gas Cylinders segment	**$ 51.7**	$ 51.8	**$ 186.4**	$ 183.7	**$ 6.5**	$ 3.0	**$ 16.7**	$ 12.8
Elektron segment	**36.1**	54.5	**187.1**	201.0	**1.6**	8.2	**26.6**	42.5
Excluding Graphic Arts segment	**87.8**	106.3	**373.5**	384.7	**8.1**	11.2	**43.3**	55.3
Graphic Arts segment	**8.1**	10.4	**31.5**	38.7	**(1.0)**	2.8	**(4.5)**	7.8
Consolidated	**$ 95.9**	$ 116.7	**$ 405.0**	$ 423.4	**$ 7.1**	$ 14.0	**$ 38.8**	$ 63.1

	Depreciation and amortization				Restructuring charges			
	Fourth Quarter		Year-to-date		Fourth Quarter		Year-to-date	
In millions	**2023**	**2022**	**2023**	**2022**	**2023**	**2022**	**2023**	**2022**
Gas Cylinders segment	**$ 0.9**	$ 1.0	**$ 4.1**	$ 4.8	**$ 1.8**	$ (0.1)	**$ 5.9**	$ 1.7
Elektron segment	**1.5**	1.6	**6.6**	6.6	**0.2**	—	**0.5**	0.2
Excluding Graphic Arts segment	**2.4**	2.6	**10.7**	11.4	**2.0**	(0.1)	**6.4**	1.9
Graphic Arts segment	**0.5**	0.6	**2.0**	2.2	**—**	—	**—**	—
Consolidated	**$ 2.9**	$ 3.2	**$ 12.7**	$ 13.6	**$ 2.0**	$ (0.1)	**$ 6.4**	$ 1.9

	Gross Profit			
	Fourth Quarter		Year-to-date	
In millions	**2023**	**2022**	**2023**	**2022**
Gas Cylinders segment	**$ 9.4**	$ 4.4	**$ 27.5**	$ 21.1
Elektron segment	**7.3**	14.6	**49.8**	63.1
Excluding Graphic Arts segment	**16.7**	19.0	**77.3**	84.2
Graphic Arts segment	**—**	2.9	**(0.7)**	10.8
Consolidated	**$ 16.7**	$ 21.9	**$ 76.6**	$ 95.0

LUXFER HOLDINGS PLC

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE (UNAUDITED)

	Fourth Quarter					
In millions except per share data	2023			2022		
	Continuing operations	Graphic Arts	Adjusted Total	Continuing operations	Graphic Arts	Adjusted Total
Net (loss) / income	$ (6.5)	$ (10.8)	$ 4.3	$ 6.2	1.7	$ 4.5
Accounting charges relating to acquisitions and disposals of businesses:						
Amortization on acquired intangibles	0.2	—	0.2	0.1	—	0.1
Defined benefit pension (credit) / charge	(0.4)	—	(0.4)	0.8	—	0.8
Restructuring charge / (credit)	2.0	—	2.0	(0.1)	—	(0.1)
Impairment charge	12.7	12.7	—	—	—	—
Share-based compensation charge	0.8	—	0.8	0.7	—	0.7
Income tax on adjusted items	(6.3)	(3.0)	(3.3)	0.8	—	0.8
Adjusted net income / (loss)	$ 2.5	$ (1.1)	$ 3.6	$ 8.5	$ 1.7	$ 6.8
Adjusted earnings per ordinary share [(1)]						
Diluted (loss) / earnings per ordinary share	$ (0.24)	$ (0.40)	$ 0.16	$ 0.23	$ 0.06	$ 0.16
Impact of adjusted items	0.33	0.36	(0.03)	0.08	—	0.09
Adjusted diluted earnings / (loss) per ordinary share	$ 0.09	$ (0.04)	$ 0.13	$ 0.31	$ 0.06	$ 0.25

	Year-to-date					
In millions except per share data	2023			2022		
	Continuing operations	Graphic Arts	Adjusted Total	Continuing operations	Graphic Arts	Adjusted Total
Net (loss) / income	$ (2.6)	$ (14.9)	$ 12.3	$ 32.0	4.6	$ 27.4
Accounting charges relating to acquisitions and disposals of businesses:						
Amortization on acquired intangibles	0.8	—	0.8	0.7	—	0.7
Acquisition and disposal related charge	—	—	—	0.3	—	0.3
Defined benefit pension charge / (credit)	7.6	—	7.6	(0.1)	—	(0.1)
Restructuring charge	6.4	—	6.4	1.9	—	1.9
Impairment charge	12.7	12.7	—	—	—	—
Share-based compensation charge	2.8	—	2.8	2.5	—	2.5
Tax impact of defined benefit settlement	(4.9)	—	(4.9)	—	—	—
Income tax on adjusted items	(6.4)	(3.0)	(3.4)	0.1	—	0.1
Adjusted net income / (loss)	$ 16.4	$ (5.2)	$ 21.6	$ 37.4	$ 4.6	$ 32.8
Adjusted earnings per ordinary share [(1)]						
Diluted (loss) / earnings per ordinary share	$ (0.10)	$ (0.55)	$ 0.46	$ 1.16	$ 0.17	$ 0.99
Impact of adjusted items	0.71	0.36	0.34	0.20	—	0.20
Adjusted diluted earnings / (loss) per ordinary share	$ 0.61	$ (0.19)	$ 0.80	$ 1.36	$ 0.17	$ 1.19

[(1)] For the purpose of calculating diluted earnings per share, the weighted average number of ordinary shares outstanding during the financial year has been adjusted for the dilutive effects of all potential ordinary shares and share options granted to employees.

LUXFER HOLDINGS PLC

ADJUSTED EBITDA (UNAUDITED)

	Fourth Quarter					
In millions except per share data	2023			2022		
	Continuing operations	Graphic Arts	Adjusted Total	Continuing operations	Graphic Arts	Adjusted Total
Adjusted net income from continuing operations	$ 2.5	$ (1.1)	$ 3.6	$ 8.5	$ 1.7	$ 6.8
Add back:						
Income tax on adjusted items	6.3	3.0	3.3	(0.8)	—	(0.8)
Income tax expense	(6.0)	(3.3)	(2.7)	1.8	0.3	1.5
Tax impact of defined benefit pension	—	—	—	—	—	—
Net finance costs	1.6	(0.1)	1.7	1.2	—	1.2
Adjusted EBITA	4.4	(1.5)	5.9	10.7	2.0	8.7
Loss on disposal of property, plant and equipment	—	—	—	0.2	0.2	—
Depreciation	2.7	0.5	2.2	3.1	0.6	2.5
Adjusted EBITDA	7.1	(1.0)	8.1	14.0	2.8	11.2

	Year-to-date					
In millions except per share data	2023			2022		
	Continuing operations	Graphic Arts	Adjusted Total	Continuing operations	Graphic Arts	Adjusted Total
Adjusted net income from continuing operations	$ 16.4	$ (5.2)	$ 21.6	$ 37.4	$ 4.6	$ 32.8
Add back:						
Income tax on adjusted items	6.4	3.0	3.4	(0.1)	—	(0.1)
Income tax expense	(7.1)	(4.1)	(3.0)	9.0	1.2	7.8
Tax impact of defined benefit pension	4.9	—	4.9	—	—	—
Net finance costs	6.3	(0.2)	6.5	3.9	(0.2)	4.1
Adjusted EBITA	26.9	(6.5)	33.4	50.2	5.6	44.6
Loss on disposal of property, plant and equipment	—	—	—	—	—	—
Depreciation	11.9	2.0	9.9	12.9	2.2	10.7
Adjusted EBITDA	38.8	(4.5)	43.3	63.1	7.8	55.3

LUXFER HOLDINGS PLC

ADJUSTED EFFECTIVE TAX RATE FROM CONTINUING OPERATIONS (UNAUDITED)

	Fourth Quarter					
In millions except per share data	2023			2022		
	Continuing operations	Graphic Arts	Adjusted Total	Continuing operations	Graphic Arts	Adjusted Total
Adjusted net income from continuing operations	$ 2.5	$ (1.1)	$ 3.6	$ 8.5	$ 1.7	$ 6.8
Add back:						
Income tax on adjusted items	6.3	3.0	3.3	(0.8)	—	(0.8)
Tax impact of defined benefit pension	—					
Provision for income taxes	(6.0)	(3.3)	(2.7)	1.8	0.3	1.5
Adjusted income from continuing operations before income taxes	2.8	(1.4)	4.2	9.5	2.0	7.5
Adjusted provision for income taxes	0.3	(0.3)	0.6	1.0	0.3	0.7
Adjusted effective tax rate from continuing operations	10.7 %	21.4 %	14.3 %	10.5 %	15.0 %	9.3 %

	Year-to-date					
In millions except per share data	2023			2022		
	Continuing operations	Graphic Arts	Adjusted Total	Continuing operations	Graphic Arts	Adjusted Total
Adjusted net income from continuing operations	$ 16.4	$ (5.2)	$ 21.6	$ 37.4	$ 4.6	$ 32.8
Add back:						
Income tax on adjusted items	6.4	3.0	3.4	(0.1)	—	(0.1)
Tax impact of defined benefit pension	4.9	—	4.9	—		
Provision for income taxes	(7.1)	(4.1)	(3.0)	9.0	1.2	7.8
Adjusted income from continuing operations before income taxes	20.6	(6.3)	26.9	46.3	5.8	40.5
Adjusted provision for income taxes	4.2	(1.1)	5.3	8.9	1.2	7.7
Adjusted effective tax rate from continuing operations	20.4 %	17.5 %	19.7 %	19.2 %	20.7 %	19.0 %

NET DEBT RATIO

(UNAUDITED)

	Fourth Quarter
In millions	2023
Cash and cash equivalents	$ 2.3
Total debt	(72.2)
Net debt	(69.9)
Adjusted EBITDA	38.8
Net debt to EBITDA ratio	1.8
Adjusted EBITDA excluding Graphic Arts segment	43.3
Net debt to EBITDA ratio excluding Graphic Arts segment	1.6

LUXFER HOLDINGS PLC FREE CASH FLOW (UNAUDITED) Fourth Quarter Year-to-date In millions 2023 2022 2023 2022 Net cash provided by continuing operating activities $ 16.0 $ 19.0 $ 26.2 $ 15.8 Net cash provided by Graphic Arts operating activities 0.4 0.2 1.0 0.7 Net cash provided by continuing operating activities excluding Graphic Arts 15.6 18.8 25.2 15.1 Capital expenditures (1.9) (3.1) (9.4) (8.3) Graphic Arts capital expenditures (0.4) (0.2) (1.0) (0.7) Capital expenditures excluding Graphic Arts (1.5) (2.9) (8.4) (7.6) Free cash flow $ 14.1 $ 15.9 $ 16.8 $ 7.5 Free cash flow excluding Graphic Arts $ 14.1 $ 15.9 $ 16.8 $ 7.5